Press Information

Investor Contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

Press Contact: Kim Myers
Arbitron Inc.
410-312-8500
kim.myers@arbitron.com

FOR IMMEDIATE RELEASE

Sean R. Creamer to be appointed CEO of Arbitron Inc. effective January 1, 2013

COLUMBIA, MD; December 13, 2012 – The Board of Directors of Arbitron Inc. (NYSE: ARB) today announced plans to appoint Sean R. Creamer, 48, President and Chief Executive Officer, effective January 1, 2013. Upon his appointment, Mr. Creamer will succeed William T. Kerr, 71, who has announced his intention to retire as President and Chief Executive Officer on January 1, 2013.

“The Board of Directors and I are very pleased to welcome Sean as President and CEO of Arbitron,” said Philip Guarascio, Chairman of Arbitron’s Board of Directors. “Sean is a seasoned media and marketing executive with years of leadership experience at Arbitron. We would like to thank Bill Kerr on behalf of everyone at Arbitron for his many contributions to the company as President and CEO.”

William Kerr said: “An important priority throughout my three-year tenure as Arbitron CEO has been to build a strong team of senior executives. In his time as Chief Operating Officer, as head of U.S Media Services and as CFO, Sean has consistently demonstrated he possesses the skills, temperament and vision necessary to lead Arbitron.”

Mr. Kerr will continue to serve on the Arbitron Board of Directors.

About Sean Creamer

Sean Creamer has been Executive Vice President, Chief Operating Officer, since August 2011, responsible for Arbitron core businesses—ratings, qualitative, and software—and for the execution of the Company’s global cross-platform, digital, and mobile growth strategies.

Mr. Creamer was appointed to the Arbitron Board of Directors in August 2012.

In June 2010, Sean was named Executive Vice President, U.S. Media Services, responsible for the Company’s radio and cross-platform services and operations.

Sean joined Arbitron in September 2005 as Executive Vice President, Finance and Planning. In November 2005, he was named Chief Financial Officer and maintained that responsibility through March 2011 and, on an interim basis, from May 2012 through August 2012.

Prior to joining Arbitron, Sean was Senior Vice President and Chief Financial Officer of Laureate Education, Inc., then a NASDAQ-listed company.

A native of Rockville, Maryland, Sean is a graduate of Gonzaga College High School in Washington, D.C., St. Joseph’s University in Philadelphia and Georgetown University in Washington D.C. He currently resides in Olney, Maryland with his wife, Lisa, and their three children.

About Arbitron

Arbitron Inc. (NYSE: ARB) is an international media and marketing research firm serving the media–radio, television, cable and out-of-home; the mobile industry as well as advertising agencies and advertisers around the world. Arbitron’s businesses include: measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of U.S. consumers; providing mobile audience measurement and analytics in the United States, Europe, Asia and Australia, and developing application software used for analyzing media audience and marketing information data. The Company has developed the Portable People Meter ™ (PPM®) and the PPM 360™, new technologies for media and marketing research.

Portable People Meter™, PPM® and PPM 360™ are marks of Arbitron Inc.

Statements in this release that are not strictly historical, including the statements regarding expectations for 2012 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, competition, our ability to develop and successfully market new products and technologies such as the joint cross-platform measurement service with comScore, the growth rates and cyclicality of markets we serve, our ability to expand our business in new markets, our compliance with applicable laws and regulations and changes in applicable laws and regulations, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, and international economic, political, legal and business factors. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including Arbitron’s 2011 Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update any forward-looking statement.